                                                                   EXHIBIT 99.3
                                                                   ------------
                      VININGS INVESTMENT PROPERTIES TRUST
                                AND SUBSIDIARIES
                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                     FOR THE FIVE MONTHS ENDED MAY 31, 1996
                                  (UNAUDITED)


                                                           PRO FORMA
                                      HISTORICAL          ACQUISITION            PRO FORMA
                                     MAY 31, 1996         ADJUSTMENTS          MAY 31, 1996
REVENUES

RENTAL REVENUES                        $354,276             $706,903(B)         $1,061,178
OTHER PROPERTY REVENUES                  51,443               18,601(B)             70,044
                                     -----------------------------------------------------
TOTAL PROPERTY REVENUES                 405,719              725,504             1,131,222

INTEREST INCOME                          91,805                 --                  91,805
                                     -----------------------------------------------------
    TOTAL REVENUES                      497,524              725,504             1,223,027
                                     -----------------------------------------------------

EXPENSES

PROPERTY OPERATING EXPENSES              86,583              314,939(B)            401,522
DEPRECIATION AND AMORTIZATION            34,362               91,614(E)            125,976
INTEREST EXPENSE                           --                332,032(F)            332,032
PROFESSIONAL FEES                       711,276                 --                 711,276
GENERAL & ADMINISTRATIVE                 82,970                 --                  82,970
                                     -----------------------------------------------------
TOTAL EXPENSES                          915,191              738,585             1,653,776
                                     -----------------------------------------------------
    INCOME/(LOSS) BEFORE LOSS ON
      REAL ESTATE INVESTMENT           (417,667)             (13,081)             (430,749)

LOSS ON REAL ESTATE INVESTMENT          (26,800)                --                 (26,800)
                                     -----------------------------------------------------
    NET INCOME                        ($444,467)            ($13,081)            ($457,549)
                                     =====================================================
WEIGHTED AVERAGE NUMBER OF SHARES
  OUTSTANDING                         8,645,000                 --               8,645,000
                                     ==========                                  =========

PER SHARE INFORMATION:

INCOME BEFORE LOSS ON REAL ESTATE
  INVESTMENTS                            ($0.05)                                    ($0.05)
LOSS ON REAL ESTATE INVESTMENTS           (0.00)                                     (0.00)
                                     ----------                                  ---------
NET INCOME                               ($0.05)                                    ($0.05)
                                     ==========                                  =========

                      VININGS INVESTMENT PROPERTIES TRUST
              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                                  MAY 31, 1996
                                  (UNAUDITED)


(A) The Unaudited Pro Forma Consolidated Balance Sheet is presented as if the June 28, 1996 acquisition of The Thicket Apartments had occurred as of May 31, 1996.

(B) The Unaudited Pro Forma Consolidated Statement of Operations reflects rental revenues, other property revenues and property operating and maintenance expenses for The Thicket Apartments for the five month period ended May 31, 1996. In management's opinion, all adjustments necessary to present fairly the effects of the acquisition have been made.

(C) Cash - Escrows of $231,633 represents mortgage escrows established at closing asfollows:

            Tax & Insurance Escrow              $ 114,841
            Repair Escrow                         111,500
            Replacement Reserve Escrow              5,292
                                                ---------
                                                $ 231,633
                                                =========

(D) Accrued liabilities represents real estate tax and prorated rent liabilities assumed at closing.

(E) Depreciation expense is reflected for the five month period based on the costs associated with the acquisition of the property. Loan costs have been amortized over the life of the loan obtained in connection with the acquisition. The expense is shown for the five months ended May 31, 1996.

(F) Interest expense is associated with the mortgage note which was obtained in connection with the acquisition an with borrowings under a secured line of credit used in the acquisition. The expense is shown for the five months ended May 31, 1996.

(G) The Unaudited Pro Forma Consolidated Financial Statements are not necessarily indicative of what the actual financial position of the Trust would have been at May 31, 1996 nor do they purport to present the future financial position of the Trust